EXHIBIT 5.1


                                                        THELEN REID & PRIEST LLP
                                                                Attorneys at Law
                                                        ------------------------

                                                                875 Third Avenue
                                                         New York, NY 10022-6225

                                                               Tel. 212.603.2000
                                                               Fax  212.603.2001

                                                              www.thelenreid.com


                                         June 15, 2004


The Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

     Re:  DISTINCTIVE DEVICES INC. - REGISTRATION STATEMENT ON FORM S-8
          -------------------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Distinctive Devices, Inc., a Delaware corporation (the "Company"), in connection with a registration statement on Form S-8 covering 4,700,000 shares (the "Shares") of the Company's common stock, $0.001 par value, of Distinctive Devices, Inc., issuable by the Company in connection with (1) its 2002 Stock Option Plan (the "Plan"), (2) a Stock Option Agreement between the Company and Winfried Klimek, dated January 14, 2004 and amended April 20, 2004, (3) a Stock Option Agreement between the Company and Sanjay Mody, dated January 14, 2004 and amended April 20, 2004, (4) a Stock Option Agreement between the Company and Earl Anderson, dated January 14, 2004 and amended April 20, 2004 and (5) a Warrant Agreement between the Company and Jack Grubman, dated February 25, 2004 (collectively the "Executive Option and Warrant Agreements").

     In connection with this opinion, we have examined the Registration Statement, the Plan, the Executive Option and Warrant Agreements and the Company's Certificate of Incorporation and By-laws (each as amended to date), copies of the records of corporate proceedings of the Company, and such other documents as we have deemed necessary to enable us to render the opinion hereafter expressed.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with original documents of all documents submitted to us as certified or photostatic copies.

     As to any facts that we did not independently establish or verify, we have relied without independent investigation upon statements, representations and certificates of officers of the Company.

     Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with the Plan and the Executive Option and Warrant Agreements, will be legally issued, fully paid and non-assessable.


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                                                                     EXHIBIT 5.1


     This opinion is limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware and we express no opinion as to the effect of the laws of any other State of the United States or any other jurisdiction. We hereby consent to the use of this opinion as an exhibit to the Registration Statement and the reoffer prospectus included as an exhibit to the Registration Statement.

     This opinion is limited to laws currently in effect on the date hereof and to the facts as they currently exist. We assume no obligation to revise, supplement or otherwise update this opinion.

                                         Very truly yours,

                                         /s/ Thelen Reid & Priest LLP

                                         THELEN REID & PRIEST LLP